Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 28, 2011, by and among (1) TRANSATLANTIC WORLDWIDE, LTD., a company organized and existing under the laws of The Commonwealth of the Bahamas (the “Borrower”), (2) each of the Lenders signatory hereto (the “Amendment Lenders”) and (3) STANDARD BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, TransAtlantic Petroleum, Ltd., a Bermuda exempted company with limited liability (the “Parent”), TransAtlantic Petroleum (USA) Corp., a Colorado corporation (together with the Parent, the “Guarantors”), the Subsidiary Guarantors, each of the lenders party thereto from time to time (the “Lenders”), and Standard Bank Plc, as Administrative Agent and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) are parties to that certain Credit Agreement, dated as of August 25, 2010 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).

WHEREAS, as further described in that certain email transmission from the Borrower to the Administrative Agent, dated February 25, 2011 (the “Amendment Request Letter”), EMRA has not yet granted a natural gas wholesale license to Petrogas in accordance with the terms of the Turkish Natural Gas License Regulation (the “Petrogas License Date”).

WHEREAS, the Borrower wishes to amend the Credit Agreement to extend the Petrogas License Date from March 1, 2011 to April 1, 2011.

WHEREAS, the Amendment Lenders agree to amend certain provisions of the Credit Agreement to extend the Petrogas License Date to April 1, 2011 on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1.2 Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Section 1.2 through Section 1.6 of the Credit Agreement.

SECTION 2. AMENDMENT

2.1 Amendment. Subject to the conditions precedent set forth in Section 3, the Amendment Lenders agree to amend Section 2.4(b)(vi) of the Credit Agreement in its entirety to read as follows:

“(vi) Petrogas Natural Gas Wholesale License. If, by April 1, 2011, EMRA shall not have granted a natural gas wholesale license to Petrogas in accordance with the terms of the Turkish Natural Gas License Regulation and otherwise on terms satisfactory to the Majority Lenders, the Borrower shall prepay $4,000,000 in outstanding principal amount of the Loans (or if less than $4,000,000 is outstanding at such time, such outstanding amount); and”.

SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions Precedent. The amendment referred to in Section 2 shall become effective if:

(a) this Amendment shall have been executed by the Borrower and the Amendment Lenders and counterparts hereof as so executed shall have been delivered to the Administrative Agent; and

(b) the Guarantors and the Subsidiary Guarantors shall have consented and agreed to and acknowledged the terms of this Amendment.

SECTION 4. MISCELLANEOUS

4.1 Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) it is duly organized, validly existing and in good standing (if such concept exists under the laws of its jurisdiction of organization) under the laws of its jurisdiction of organization;

(b) the execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby and as contemplated by the Amendment Request Letter (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its constitutional documents or any Applicable Law or any of its Contractual Obligations, and (iv) will not result in the creation or imposition of any Lien prohibited by the Credit Agreement;

(c) no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for its due execution and delivery of this Amendment, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby;

(d) it has duly executed and delivered this Amendment, and upon satisfaction of the conditions set forth in Section 3 above, this Amendment constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity;

(e) both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment; and

(f) to the extent not already made above, each of the other representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in all material respects as of the date hereof, (unless stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

4.2 Waiver of Claims. The Borrower hereby waives and releases each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which it is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of such Borrower to make any payments to the Secured Parties as provided in the Loan Documents, such waiver and release being made with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

4.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand, upon presentation of a statement of account, all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent’s legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof.

4.4 Credit Agreement Unaffected. Each reference to the Credit Agreement herein or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

4.5 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.6 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.7 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.8 Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A SECURED PARTY OR AN OBLIGOR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF A SECURED PARTY TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

4.9 Jury Trial Waiver. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AMENDMENT.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first written above.

TRANSATLANTIC WORLDWIDE, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name:	Matthew W. McCann
Title:	Chief Executive Officer

STANDARD BANK PLC, as Administrative Agent

By:	/s/ Ola Busari
Name:	Ola Busari
Title:	Manager

By:	/s/ Zakia Mannan
Name:	Zakia Mannan
Title:

STANDARD BANK PLC, as a Lender

By:	/s/ Robert Anastasio
Name:	Robert Anastasio
Title:	Senior Vice President

By:	/s/ Albert Maartens
Name:	Albert Maartens
Title:	Managing Director - NY

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (the “Guarantors”) consents and agrees to and acknowledges the terms of the foregoing amendment, dated as of February 28, 2011 (the “Amendment”). Each of the Guarantors further agrees that its guarantee obligations under Article 9 of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Unless otherwise defined herein, each capitalized term used herein and not defined herein shall have such meaning ascribed to it in the Amendment.

Each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Guarantor is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of such Guarantor to repay the Administrative Agent and the Secured Parties as provided in the Credit Agreement executed by such Guarantor, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

This Guarantor Acknowledgement and Agreement shall be governed by and construed and interpreted in accordance with, the law of the State of New York.

EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ACKNOWLEDGEMENT AND AGREEMENT AND THE AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES THERETO TO ENTER INTO THE AMENDMENT.

IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Acknowledgment and Agreement as of the date of the Amendment.

TRANSATLANTIC PETROLEUM, LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name:	Matthew W. McCann
Title:	Chief Executive Officer

TRANSATLANTIC PETROLEUM (USA) CORP., as Guarantor

By:	/s/ Matthew W. McCann
Name:	Matthew W. McCann
Title:	Chief Executive Officer

AMITY OIL INTERNATIONAL PTY LIMITED, as Guarantor

By:	/s/ Matthew W. McCann
Name:	Matthew W. McCann
Title:	Director

PETROGAS PETROL GAZ VE PETROKIMYA ÜRUNLERI İNSAAT SANAYI VE TICARET A.Ş., as Guarantor

By:	/s/ Scott C. Larsen
Name:	Scott C. Larsen
Title:	Director